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                                                                     Exhibit (i)

                                                               6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                             main 410.580.3000  fax 410.580.3001

                                November 22, 2004

THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

        Re:     Registration Statement on Form N-1A

Ladies and Gentlemen:

        We serve as special Maryland counsel to The Prudential Investment Portfolios, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the sale and issuance of (a) up to 208,333,333 shares of common stock of the Company, $0.001 par value per share ("Common Stock"), classified as Class R Common Stock of the Jennison Growth Fund; (b) up to 200,000,000 shares of Common Stock classified as Class R Common Stock of the Jennison Equity Opportunity Fund; and (c) up to 200,000,000 shares of Common Stock classified as Class R Common Stock of the Dryden Active Allocation Fund (collectively, the "Shares"). The Shares are to be issued and sold pursuant to a Registration Statement on Form N-1A, as amended (File No. 33-61997, Post-Effective Amendment No. 26 under the Act, and File No. 811-7343, Post-Effective Amendment No. 27 under the Investment Company Act of 1940, as amended) (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission. This opinion is being provided at your request in connection with the filing of the Registration Statement.

        In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

        1. The Registration Statement, as amended to date and as certified by the Secretary of the Company;

        2. The charter of the Company (the "Charter"), certified by the State Department of Assessments and Taxation of Maryland (the "SDAT").

        3. The Bylaws of the Company, certified as of the date hereof by its Secretary;

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        4.      Resolutions adopted by the Board of Directors of the Company
(the "Resolutions") relating to the authorization, registration, sale and issuance of the Shares, certified as of the date hereof by the Secretary of the Company;

        5. A short-form certificate of the SDAT as to the good standing of the Company, dated the date hereof; and

        6. A certificate executed by Deborah A. Docs, Secretary of the Company, and dated as of the date hereof.

        In expressing the opinion set forth below, we have assumed the following:

        1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

        2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

        3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

        4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

        5. The issuance of the Shares will not cause the Company to issue shares of its Common Stock in excess of the number of shares of any class or series authorized by the Charter at the time of the issuance of the Shares.

        Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

        1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

        2. The Shares to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued and delivered pursuant to the terms of the Registration Statement and the Resolutions and all applicable laws, and upon receipt by the

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Company of the consideration for the Shares as described in the Resolutions, will be validly issued, fully paid and non-assessable.

        The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

        We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act. This opinion is solely for your use in connection with the Registration Statement and may not be delivered to, quoted to or relied on in any manner by any other person or in any other connection without, in each instance, our prior written approval.

                                        Very truly yours,

                                        /s/ Piper Rudnick LLP